Exhibit 99.1

Board Resolution – Appointment of Officers and Directors

BOARD RESOLUTION OF AROWANA MEDIA HOLDINGS INC.

A Delaware Corporation

Effective Date: May 1st, 2025

The undersigned, being all members of the Board of Directors of Arowana Media Holdings Inc., a Delaware corporation (the “Company”), pursuant to the applicable laws of the State of Delaware and the Bylaws of the Company, hereby adopt the following resolutions by unanimous written consent:

WHEREAS, the Company has entered into a Purchase and Sale Agreement (the “Agreement”) with The Now Corporation (the “Seller”), dated effective as of May 1st, 2025, under which the Company has acquired 100% of the shares of M Love Vintage Holdings Inc.; and

WHEREAS, in accordance with the Agreement, the resignation of Mark Newbauer as officer and director of the Company shall take effect as of the Closing; and

WHEREAS, the Board of Directors deems it to be in the best interests of the Company to appoint a new officer and director as set forth in the Agreement;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby accepts the resignation of Mark Newbauer from all positions as an officer and director of the Company, effective as of the Closing Date; and

FURTHER RESOLVED, that the following individuals are hereby appointed to the positions indicated below, to serve until their successors are duly appointed and qualified or until their earlier resignation or removal:

•	Alfredo Papadakis – Chairman of the Board of Directors

•	Chris Villareale – President

FURTHER RESOLVED, that the officers and directors so appointed shall have the authority to take all actions necessary and appropriate to carry out their duties on behalf of the Company.

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IN WITNESS WHEREOF, the undersigned have executed this resolution as of the Effective Date first written above.

/s/ Mark Newbauer

Mark Newbauer, Sole Director

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